Exhibit 99.1

FOR IMMEDIATE RELEASE:

VILLAGEEDOCS ANNOUNCES SALE OF ITS RESOLUTIONS BUSINESS UNIT

SANTA ANA, CA, Dec. 10, 2007-VillageEDOCS, Inc. (OTCBB:VEDO), a Software as a Service company providing proprietary on-demand outsource business solutions, today announced that it has completed the sale of substantially all of the assets of its wholly-owned subsidiary Phoenix Forms, Inc. (dba "Resolutions") to DocPath Corp. for $970,000 in cash, plus the return of 10 million warrants with an exercise price of $0.15 per share.  These warrants were originally issued as consideration in the acquisition of Resolutions by VillageEDOCS in April 2005, in addition to $432,000 in cash and promissory notes in the aggregate of $200,000.

"In November, we received an unsolicited offer for the sale of Resolutions and, after careful consideration, felt it was in the best interests of the Company and its shareholders to proceed with the transaction, which we view as being very positive from a number of perspectives," stated Mason Conner, Chief Executive Officer of VillageEDOCS, Inc.

"We are quite pleased with the return on our initial investment and the resulting reduction in our fully diluted share count with the return of the 10 million warrants," Mr. Conner said.  "The cash received from this transaction will enable the Company to significantly reduce its debt with the immediate satisfaction of a required payment of an $840,000 note due on December 12, 2007 under an existing line of credit with a financial institution that is secured by the assets of our GSI subsidiary."

"In addition, our previously announced pending acquisition of Questys, Inc., which we expect to close by Dec 31, subject to normal closing conditions, will substantially replace all of the functionality and services which Resolutions had provided. The acquisition of Questys, with trailing twelve month sales of approximately $3.6 million and net income in the range of $250,000 to $300,000, will more than make up for the loss of revenue and profit from the Resolutions business unit," Mr. Conner added.

About VillageEDOCS, Inc.

VillageEDOCS, through its MessageVision subsidiary, is a leading provider of comprehensive business information delivery and document management services and products for organizations with mission-critical needs, including major corporations, government agencies and non-profit organizations.  Through its Tailored Business Systems subsidiary, VillageEDOCS provides accounting and billing solutions for county and local governments.  Through its GoSolutions subsidiary, VillageEDOCS provides enhanced voice and data delivery services.  For further information, visit our website at www.villageedocs.com.

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Cautionary Statement Regarding Forward-Looking Information

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements made in this press release, including, without limitation, those relating to our belief about the benefits the Company has derived, or may derive, from pursuing its acquisition strategy or from acquiring Questys, Inc. or from new management personnel or consultants, and our expectations regarding future operating results, including such for the remainder of 2007 or 2008, are forward-looking statements. These statements, and other forward looking statements in this press release, represent the Company's plans, intentions, expectations and belief and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected or expressed herein.  These include, without limitation, risks associated with acquisitions, including Questys Solutions, such as the inability to complete a transaction or to assimilate and integrate new operations and retain key personnel, uncertainties in the market, competition, legal, regulatory initiatives, success of marketing efforts, availability, terms and deployment of capital, personnel risks, and other risks detailed in the Company's SEC reports, of which many are beyond the control of the Company.  Trading in the Company's common stock is limited, and marketability of the stock is restricted by penny stock regulations and the fact that our common stock is traded on the OTCBB.  The Company does not presently qualify, and may never qualify, to be listed or quoted on any exchange or other market. The Company assumes no obligation to update or alter the information in this press release.  Investors are cautioned not to put undue reliance on any forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 21E of the Exchange Act.